EXHIBIT 10.1

EXHIBIT 10.1

Term Sheet

By and Between Holloman Minerals Ltd. and Plush Mall, Inc.

1.Parties:	Holloman Minerals Limited or Nominee (“HML”) and Plush Mall, Inc.(“PMI”)
2.Nature of Agreement	This Term Sheet constitutes the basis for a Joint Venture Agreement between HML and PMI on permits in Australia identified in block 7 of this agreement.
3.Joint Venture Agreement:	HML and PMI will execute a comprehensive Joint Venture Agreement following the execution of the terms and reflecting the terms of this agreement.
4.Exclusivity:

HML will have an exclusive right to finalize documentation giving effect to the intent of the arrangements herein during the period of this Term Sheet remains effective. In the event HML and PMI fail to finalize negotiation of documentation by the end of term, then neither will be bound by any of the terms or representations herein.

5.Commencement Date and Term:	The Effective Term of this agreement commences on the 28th of November 2007 for the period of 90 days.
6.Permits Subject to Joint Venture Agreement:	Mineral exploration licenses EL3802,EL3803, EL3804, EL3805, EL324, EL3825, and EL 3826 in the lake Frome Embayment near Lake Callabonna in the State of South Australia.
7.Terms of Joint Venture Agreement:

PMI may earn an 80% interest in the project covered by the Joint Venture Agreement by the investment of $2,000,000.00 in project related expenditures within the first two years, and a total of $5,000,000.00 in project related expenditures within four years following the execution of the Joint Venture Agreement contemplated by this Term Sheet.

8. Statement:	The HML parties warrant that the project is in good standing at the Commencement of the Effective Term of this Term Sheet.
9.Joint Venture Operations:	HML and PMI will execute a joint operating agreement following the execution of the Joint Venture Agreement.
10.Transaction Costs:	Each party will bear its own costs of, and incidental to, the preparation and execution of the agreements contemplated by this Term Sheet.
11.Acknowledgement	By signature below, both Parties acknowledge their agreement to the terms set forth herein. Once executed, these terms are binding upon the Parties.
12.Deposit	A good faith Deposit from PMI to Strongbow Resources Pty in the amount of AUD$340,000 is required on or before the 15th of December 2007.
For and on Behalf Holloman Minerals Limited /s/MarkSteveson Mark Stevenson Director Date 28 November, 2007
For and on behalf Plush Mall, INC. /s/Herbert Schmidt Herbert Schmidt Director Date 28 November, 2007